                                  SCHEDULE 14A
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a party other than the Registrant  [_]

Check the appropriate box:

[_]    Preliminary proxy statement
[_] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive proxy statement
[_]    Definitive additional materials
[_]    Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             Samsonite Corporation
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

     [X]   No fee required.
     [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1)   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2)   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4)   Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5)   Total fee paid:

--------------------------------------------------------------------------------
     [_]   Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

--------------------------------------------------------------------------------
     (1)   Amount previously paid:

--------------------------------------------------------------------------------
     (2)   Form, schedule or registration statement no.:

--------------------------------------------------------------------------------
     (3)   Filing party:

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     (4)   Date filed:

                 [LOGO OF SAMSONITE CORPORATION APPEARS HERE]

                             SAMSONITE CORPORATION


                                   NOTICE OF

                                     1997

                                ANNUAL MEETING

                                      AND

                                PROXY STATEMENT




                            YOUR VOTE IS IMPORTANT!

               PLEASE PROMPTLY MARK, SIGN, DATE AND RETURN YOUR
                        PROXY IN THE ENCLOSED ENVELOPE.


                             SAMSONITE CORPORATION
                         11200 East Forty-Fifth Avenue
                            Denver, Colorado 80239

                             SAMSONITE CORPORATION



                                                                     May 9, 1997


Dear Samsonite Stockholder:

          You are cordially invited to attend the Annual Meeting of Stockholders to be held at 10:00 A.M. in the 5th Floor Auditorium A at Bear Stearns & Co., Inc., 245 Park Avenue in New York, New York on Thursday, June 26, 1997. Information about the meeting, the nominees for election as directors of the Company and the other proposals to be considered at such meeting are presented in the Notice of Annual Meeting and the Proxy Statement on the following pages.

          In addition to the formal items of business to be brought before the meeting, there will be a report on our Company's operations during fiscal year 1997, which ended January 31, 1997. This will be followed by a question and answer period.

          Your participation in the Company's affairs is important, regardless of the number of shares you hold. To ensure your representation, even if you cannot attend the meeting, please sign, date and return the enclosed proxy promptly.

          We look forward to seeing you on June 26, 1997.


                                         Sincerely,

                                         /S/ Richard R. Nicolosi

                                         Richard R. Nicolosi
                                         President, Chief Executive Officer
                                         and Director

                            NOTICE OF ANNUAL MEETING

                                 June 26, 1997



The Annual Meeting of Stockholders of Samsonite Corporation will be held in the 5th Floor Auditorium A at Bear Stearns & Co. Inc., 245 Park Avenue in New York, New York on Thursday, June 26, 1997, at 10:00 A.M. local time for the following purposes:

          1. To elect three Class II directors for a term of three years and until their successors are elected and qualified;

          2. To approve and ratify the appointment of KPMG Peat Marwick LLP as independent auditors for fiscal 1998; and

          3. To transact such other business as properly may come before the meeting.


Stockholders of record at the close of business on May 1, 1997, are entitled to receive notice of, and to vote at, the meeting. A list of stockholders entitled to vote will be kept at the office of Corporate Secretary, Samsonite Corporation, 11200 East 45th Avenue, Denver, Colorado 80239, for a period of ten days prior to the meeting.


                                              BY ORDER OF THE BOARD OF DIRECTORS



Samsonite Corporation
11200 East 45th Avenue
Denver, Colorado  80239
May 9, 1997

                               TABLE OF CONTENTS

                                                                                             PAGE
                                                                                             ----

SECRETARY'S LETTER

NOTICE OF ANNUAL MEETING


PROXY STATEMENT
     GENERAL INFORMATION....................................................................    1
     VOTING OF PROXIES......................................................................    1
     ATTENDANCE AT ANNUAL MEETING...........................................................    2
     PROXY STATEMENT PROPOSALS..............................................................    2
           PROPOSAL 1.  Election of Directors...............................................    2
                        Directors' Meetings and Compensation................................    3
                        Certain Committees of the Board.....................................    3
                        Compliance with Exchange Act Requirements...........................    4
           PROPOSAL 2.  Approval and Ratification of Appointment of Independent Auditors....    4
     DIRECTORS..............................................................................    4
     EXECUTIVE OFFICERS.....................................................................    5
     EXECUTIVE COMPENSATION.................................................................    6
     PERFORMANCE GRAPH......................................................................   18
     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.........................   20
     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.........................................   22
     OTHER MATTERS..........................................................................   23

                                PROXY STATEMENT


GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Samsonite Corporation ("Samsonite" or the "Company") of proxies to be voted at the Annual Meeting of the Company's stockholders on June 26, 1997. This Proxy Statement, the accompanying proxy card and the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1997 are being mailed to stockholders on or about May 9, 1997. Business at the Annual Meeting will be conducted in accordance with the procedures determined by the presiding officer and generally will be limited to matters properly brought before the meeting by or at the suggestion of the Board of Directors or by a stockholder pursuant to provisions of the Company's By-laws that require advance notice and disclosure of relevant information.

     The number of voting securities of the Company outstanding on May 1, 1997, the record date for the meeting, was 20,351,079 shares of common stock, par value $.01 per share ("Common Stock"), each share being entitled to cast one vote. Unless otherwise indicated, information presented herein is as of May 1, 1997.


VOTING OF PROXIES

     Since many of the Company's stockholders are unable to attend the Company's Annual Meeting, the Board of Directors solicits proxies to give each stockholder an opportunity to vote on all matters scheduled to come before the meeting and set forth in this Proxy Statement. Stockholders are urged to read carefully the material in this Proxy Statement, specify their choice on each matter by marking the appropriate boxes on the enclosed proxy card and sign, date and return the card in the enclosed envelope.

     By completing and returning the accompanying proxy card, the stockholder authorizes Richard H. Wiley and John P. Murtagh, as designated on the face of the proxy card, to vote all shares for the stockholder. All returned proxy cards that are properly executed will be voted as the stockholder directs. If no direction is given, the executed proxy cards will be voted FOR Proposals 1 and 2 described in this Proxy Statement. A proxy card may be revoked by a stockholder at any time before it is voted at the Annual Meeting by giving notice of revocation to the Company in writing, by execution of a later dated proxy card, or by attending and voting at the Annual Meeting.

     The holders of all outstanding shares of Common Stock are entitled to vote in person or by proxy on all matters that may come before the meeting. The holders of shares entitled to cast not less than a majority of the votes must be present in person or represented by proxy at the meeting in order to constitute a quorum for the transaction of business; all shares present in person or represented by proxy are counted for quorum purposes.

     Directors are elected by a plurality of the votes of the shares present or represented at the meeting and entitled to vote. Under applicable Delaware law, in tabulating the vote for the election of directors, broker non-votes and directions to withhold will be disregarded and will have no effect on the outcome of the vote. Where a stockholder by marking a proxy card or ballot withholds a vote on the election of any director or otherwise indicates that no vote is to be cast on any specific matter to be voted upon (including a non-vote by a broker), such votes are generally not counted as entitled to vote with respect to that election or subject matter, as the case may be.

     The vote required with respect to each of the other matters to be presented at the Annual Meeting, as well as the effect of abstentions and broker non-votes, is set forth in connection with the description of each such matter set forth herein.

ATTENDANCE AT ANNUAL MEETING

     To ensure the availability of adequate space for the Company's stockholders wishing to attend the meeting, priority seating will be given to stockholders of record, beneficial owners of the Company's stock having evidence of such ownership, or their authorized representatives, and invited guests of management. In addition, a stockholder may bring a guest. Those unable to attend may request from the Secretary a copy of the report of the proceedings of the meeting.

PROXY STATEMENT PROPOSALS

     Other than the matters to be presented by the Company as set forth in the Notice of Annual Meeting, the Company knows of no other matters that properly may be presented at the meeting. Proposals and suggestions received from stockholders are given careful consideration. Stockholder proposals are eligible for consideration for inclusion in the proxy statement for the 1998 Annual Meeting if they are received by the Company on or before January 31, 1998. Any proposal should be directed to the attention of the Corporate Secretary, Samsonite Corporation, 11200 East 45th Avenue, Denver, Colorado 80239.


PROPOSAL 1.  ELECTION OF DIRECTORS

     The Board of Directors is classified into three classes serving staggered three-year terms. The terms of three directors expire in 1997.

     Each nominee will be elected to serve a term of three years expiring in 2000 (Class II), until a successor is elected and qualified. Each nominee has been a director since June 8, 1993, the date the Company's plan of reorganization became effective.

     Information concerning the nominees for election as directors is presented below. Each nominee has consented to serve as a director if elected. Should any nominee become unable to accept nomination or election, it is intended that the enclosed proxy card will be voted for the election of a nominee designated by the Board of Directors, unless the Board of Directors reduces the number of directors.

     The ages of directors listed below are as of May 1, 1997.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED BELOW.

     R. Theodore Ammon. Age 47. Mr. Ammon has been Chairman of the Board and Chief Executive Officer of Big Flower Press Holdings, Inc. since 1993. Mr. Ammon was a General Partner of Kohlberg Kravis Roberts & Co. (a New York and San Francisco-based investment firm) from 1990 to 1992, and an executive of such firm prior to 1990. Mr. Ammon is also a member of the Board of Directors of Host Marriott Corporation, Foodbrands America, Inc., and Culligan Water Technologies, Inc. In addition, Mr. Ammon serves on the Board of Directors of the New York YMCA, Jazz at Lincoln Center, the Institute of International Education, and on the Board of Trustees of Bucknell University.

     Robert H. Falk. Age 58. Mr. Falk has been an officer since April 1992 of Apollo Capital Management, Inc. and Lion Capital Management, Inc., which respectively act as general partners of Apollo Advisors, L.P. and Lion Advisors, L.P. Mr. Falk is a limited partner of Apollo Advisors, L.P., which, together with its affiliates, acts as managing general partner of Apollo Investment Fund, L.P., AIF II, L.P. and Apollo Investment Fund III, L.P., private securities investment funds, and a limited partner of Lion Advisors, L.P., which acts as financial advisor to and representative for certain institutional investors with respect to securities investments. Prior to 1992, Mr. Falk was a partner in the law firm of Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Falk is a director of Converse, Inc., Culligan Water Technologies, Inc., the Florsheim Group, Inc. and Salant Corporation.

     Mark H. Rachesky, M.D. Age 38. Dr. Rachesky has been a director of the Company since 1993. Dr. Rachesky is the founder of MHR Capital Partners LP, an investment fund targeted toward individual investors which invests in distressed securities, and is currently forming similar investment funds for institutional investors and off-shore investors. Dr. Rachesky is the principal owner and manager of MHR Advisors LLC and MHR Management Company LLC, the general partner and investment manager, respectively, of MHR Capital Partners LP. From February 1, 1990 through June 11, 1996, Dr. Rachesky was employed by Starfire Holding Corporation, a holding company for Carl C. Icahn's investments, where he served as senior investment advisor and, for the last three years, as sole Managing Director, and, in such capacity, acted as Mr. Icahn's chief investment advisor. Dr. Rachesky has served as a director of Culligan Water Technologies, Inc. since September 1995 and of Cadus Pharmaceutical Corporation since August 1993. From June 1987 to January 1990, Dr. Rachesky was employed by an affiliate of the Robert M. Bass Group, where he was involved in financing and investing activity.


DIRECTORS' MEETINGS AND COMPENSATION

     During the Company's fiscal year 1997 (the year ended January 31, 1997), the Board of Directors met seven times and acted by unanimous written consent three times. Each director attended 75% or more of the meetings of the Board of Directors and each committee of the Board on which he served, except for R. Theodore Ammon, Leon D. Black and Carl C. Icahn who each attended 64%, 71% and 27%, respectively, of the aggregate number of Board meetings and meetings of committees on which he served.

     Each member of the Board of Directors of the Company, other than a director employed by the Company, is entitled to receive a fee of $25,000 per annum for serving on the Board of Directors. In fiscal 1997, the Company adopted the 1996 Directors' Stock Plan whereby Board members may elect to receive a portion of their fees in the Company's Common Stock rather than cash. As of May 1, 1997, based on the elections of the directors, approximately 88% of the aggregate directors fees are being paid solely in Company shares. In addition, directors are reimbursed for all reasonable travel and other expenses of attending meetings of the Board or a committee thereof.

CERTAIN COMMITTEES OF THE BOARD

     The Board of Directors has standing Audit and Compensation Committees. The Board of Directors does not have a standing Nominating Committee.

     AUDIT. During fiscal year 1997, the members of the Audit Committee were R. Theodore Ammon, Richard R. Nicolosi, Mark H. Rachesky and Marc J. Rowan. The Audit Committee met three times during fiscal 1997.

     The Audit Committee is primarily concerned with the effectiveness of the Company's accounting policies and practices, financial reporting and internal controls. The Audit Committee is authorized (i) to make recommendations to the Board of Directors regarding the engagement of the Company's independent accountants, (ii) to review the plan, scope and results of the annual audit, the independent accountants' letter of comments and management's response thereto and the scope of any non-audit services that may be performed by the independent accountants, (iii) to review the Company's policies and procedures with respect to internal accounting and financial controls and (iv) to review any changes in accounting policy.

     COMPENSATION. The Compensation Committee met three times during fiscal year 1997 and acted by unanimous written consent five times. The members of the Compensation Committee during fiscal 1997 were R. Theodore Ammon, Robert H. Falk, Carl C. Icahn and Marc J. Rowan. The current members of the Compensation Committee are R. Theodore Ammon, Robert H. Falk and Marc J. Rowan.

     The Compensation Committee is authorized and directed to review and approve the compensation and benefits of the executive officers, to review and approve the annual salary plans, to review management organization and development, to review and advise management regarding the benefits, including bonuses, and other terms and conditions of employment of other employees, to administer any stock option plans that may be adopted and the granting of options under such plans, and to review and recommend for the approval of the Board the compensation of directors.

     The Compensation Committee Report begins on page 6.

COMPLIANCE WITH EXCHANGE ACT REQUIREMENTS

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities ("principal stockholders") to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of equity securities of the Company. Officers, directors and principal stockholders are required to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, during fiscal year 1997, all section 16(a) requirements applicable to officers, directors and principal stockholders were complied with, except that the Forms 4 with respect to changes in ownership of equity securities with respect to stock options and awards for Messrs. Thomas J. Leonard, Thomas R. Sandler and Luc Van Nevel were filed late.

PROPOSAL 2.  APPROVAL AND RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors desires to obtain from the Company's stockholders an indication of their approval or disapproval of the Board's action in appointing KPMG Peat Marwick LLP as independent auditors of the Company and its subsidiaries for the Company's fiscal year 1998 (year ending January 31, 1998).

     The Board of Directors reviewed the performance of KPMG Peat Marwick LLP in prior years as well as the firm's reputation for integrity and competence in the fields of accounting and auditing, and the status of litigation involving the firm. Based on such review, the Board of Directors approved the appointment of KPMG Peat Marwick LLP as independent auditors.

     Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting and will have the opportunity to make such statements as they may desire. They will also be available to respond to any questions from stockholders.

     The affirmative vote of a majority of the votes cast with respect to Proposal 2 is required for its approval. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING RESOLUTION, WHICH WILL BE PROPOSED AT THE MEETING:

     "RESOLVED, that the appointment, by the Board of Directors of the Company, of KPMG Peat Marwick LLP as independent auditors of the Company and its subsidiary companies, for the fiscal year 1998, be and hereby is approved and ratified."

     In the event the resolution is defeated, the adverse vote will be considered a direction to the Board of Directors to select other auditors for the following year. However, because of the difficulty and cost of making any substitution of auditors, it is contemplated that the appointment for the fiscal year 1998 will be permitted to stand unless the Board finds other good reasons for such a change.

DIRECTORS

     Information regarding the three directors who are nominated for election is provided under PROPOSAL 1 included elsewhere herein. The following directors are serving terms expiring in future years and are not up for election at the 1997 Annual Meeting. The terms of directors Bernard Attal, Leon D. Black, and Richard
R. Nicolosi expire in 1998. The terms of directors Robert L. Rosen, Marc J. Rowan, and Stephen J. Solarz expire in 1999. Mr. Carl C. Icahn resigned as a Director effective March 26, 1997.

     Bernard Attal. Age 33. Mr Attal has been a director of the Company since March 28, 1996, when the Board of Directors elected him to the Board. Mr. Attal is President of Heights Advisors, which acts as a financial advisor and a representative for certain European institutional investors with respect to their investments in the United States. From 1992 to 1995, Mr. Attal was a Vice President at Credit Lyonnais Securities. Prior to 1992, Mr. Attal was Chief Financial Officer of Altus Patrimoine & Gestion, a money management firm. Mr. Attal is a director of New California Life Holdings, Inc., Culligan Water Technologies, Inc. and the Florsheim Group, Inc.

     Leon D. Black. Age 45. Mr. Black is one of the founding principals of Apollo Advisors, L.P., which, together with its affiliates, acts as managing general partner of Apollo Investment Fund, L.P., AIF II, L.P. and Apollo Investment Fund III, L.P., private securities investment funds, and Lion Advisors, L.P., which acts as financial advisor to and representative for certain institutional investors with respect to securities investments, and of Apollo Real Estate Advisors, L.P., which serves as managing general partner of Apollo Real Estate Investment Fund, L.P., a private real estate oriented investment fund. Mr. Black is a director of Big Flower Press, Inc., Converse, Inc., Furniture Brands International, Inc., Vail Resorts, Inc., Telemundo Group, Inc. and Culligan Water Technologies, Inc.

     Richard R. Nicolosi. Age 49. Mr. Nicolosi was appointed President and Chief Executive Officer effective May 15, 1996. From 1994 to 1996, Mr. Nicolosi was Senior Vice President of Scott Paper Company. From 1992 to 1994, Mr. Nicolosi was President of Nicolosi & Associates, a privately owned business consulting firm. From 1969 to 1992, Mr. Nicolosi was employed by Procter & Gamble in various positions, the latest being President, Pulp and Paper Sector, Corporate Group Vice President, as well as a member of the Executive Committee. He is a member of the Advisory Board of Directors of Domino's Pizza, Inc.

     Robert L. Rosen. Age 50. Mr. Rosen is Chief Executive Officer of RLR Partners, LLC, a private investment partnership founded in April 1987. From 1987 until 1993, Mr. Rosen was Chairman of the Board and Chief Executive Officer of Damon Corporation and its predecessor which operates one of the leading clinical laboratory testing networks in the United States. Damon Corporation was acquired by Corning, Inc. on August 4, 1993. Since 1993, Mr. Rosen has been a director of the Municipal Advantage Fund, Inc., Municipal Partners Fund, Inc., Municipal Partners Fund II, Inc. and the Spring Mountain Group. Mr. Rosen is a director of Culligan Water Technologies, Inc., Dialysis Centers of America, Jewish Television Network, and AFP Imaging Corp.

     Marc J. Rowan. Age 34. Mr. Rowan is one of the founding principals of Apollo Advisors, L.P., which, together with its affiliates, acts as managing general partner of Apollo Investment Fund, L.P., AIF II, L.P. and Apollo Investment Fund III, L.P., private securities investment funds, and of Lion Advisors, L.P., which acts as financial advisor to and representative for certain institutional investors with respect to securities investment. Mr. Rowan is also a director of Culligan Water Technologies, Inc., Farley, Inc., Furniture Brands International, Inc. and Vail Resorts, Inc.

     Stephen J. Solarz. Age 56. Mr. Solarz was elected, in 1974, to the House of Representatives from Brooklyn's 13th Congressional District and was re-elected eight times. In the House he served on four committees: Foreign Affairs, Merchant Marine and Fisheries, Intelligence, and the Joint Economic Committee. Mr. Solarz ranked fourth in seniority on the House Foreign Affairs Committee, where he chaired the Subcommittee on Asian and Pacific Affairs. Since his departure from the House, Mr. Solarz has been: Senior Counselor at APCO Associates, an international public affairs firm; President of Solarz and Associates, a global consulting firm; Chairman of the Central Asian American Enterprise Fund; Vice Chairman of the International Crisis Group; a Distinguished Fellow at the Carnegie Endowment for International Peace; Professor of International Affairs at George Washington University; a Member of the Board of Directors of the Brandeis University Board of Trustees as well as the National Endowment for Democracy and National Democratic Institute, and a member of the Council on Foreign Relations and the International Rescue Committee. Mr. Solarz is a director of Culligan Water Technologies, First Philippine Fund and Geophone.

EXECUTIVE OFFICERS

     Executive officers of the Company are elected by and serve at the discretion of the Board of Directors. Set forth below is certain information regarding each named executive officer as of March 31, 1997, except Mr. Nicolosi who is also a Director. For information regarding Mr. Nicolosi, see "Directors." Ages given are as of May 1, 1997.

     Thomas J. Leonard. Age 48. Mr. Leonard was appointed to his present position as President, Samsonite-the Americas in May 1995. He served as President, Samsonite North America from January 1994 through May 1995. He joined Samsonite in 1984 as Vice President - Marketing, then became Vice President - Marketing and Sales in 1985 before becoming Senior Vice President and General Manager of Samsonite U.S.A. in June 1987. He was appointed as President, Samsonite U.S.A. in July 1989. Prior to 1984, Mr. Leonard held sales and marketing management positions for nine years with Wilson Sporting Goods and sales management positions for four years with Procter & Gamble.

     Luc Van Nevel. Age 50. Mr. Van Nevel was appointed to his present position as President, Samsonite International in June 1994. Since 1984, he has held the additional position of Managing Director of Samsonite Europe N.V., a wholly owned subsidiary of Samsonite. He was appointed as President, Samsonite Europe in July 1989. He joined Samsonite Europe N.V. in 1975 as Manager, Financial Planning and progressed to the position of Controller of Samsonite Europe N.V. Mr. Van Nevel worked in audit positions with Touche Ross & Co. in Europe for five years before joining Samsonite.

     John P. Murtagh. Age 48. Mr. Murtagh joined Samsonite in August 1996 as Vice President, Chief Administrative Officer and Secretary of the Company. He was most recently Senior Vice President, General Counsel and Secretary of Scott Paper Company from June 1994 through December 1995. Prior to June 1994, he worked at International Paper as Director of Recycling programs in 1993 and 1994, and as Senior Counsel prior to 1993.

     Thomas R. Sandler. Age 50. Mr. Sandler has been Chief Financial Officer and Treasurer of Samsonite since May 1, 1995. From July 1, 1994, he served as managing partner of the Denver office of BDO Seidman, an international public accounting firm. Prior to joining BDO Seidman, Mr. Sandler was an audit and consulting partner in the international public accounting firm of KPMG Peat Marwick LLP, specializing in corporate restructurings.

     Karlheinz Tretter. Age 53. Mr. Tretter was appointed Vice President and Managing Director of Samsonite Europe in May 1994. Since 1990, Mr. Tretter has served as Vice President of Marketing and/or Sales for Samsonite Europe.

     James E. Barch. Age 40. Mr. Barch was appointed Vice President and General Manager of Hardside Luggage and Business Cases in August 1996. Mr. Barch was Vice President, General Manager of Bath and Facial Tissue at Scott Paper Company from 1994 to 1996. Prior to Scott Paper he was with Church & Dwight as Vice President of Marketing and Vice President, General Manager of Personal Care Products. He spent more than 13 years at Procter & Gamble in various positions including as marketing manager for Procter & Gamble's hair care and skin care products.

     Robert P. Baird, Jr. Age 35. Mr. Baird was appointed to his present position as Vice President and General Manager of Softside Luggage and Casual Bags in September 1996. Mr. Baird was responsible for marketing Cadillac Seville and Eldorado for General Motors during 1996. From 1993 to 1995, Mr. Baird was employed by Scott Paper in various positions, the latest being General Manager, Wet Wipes division. Mr. Baird has also held leadership positions with Bristol-Myers Squibb and Procter & Gamble.

     Gary D. Ervick. Age 47. Mr. Ervick was appointed President of the Samsonite Distributing Company in September 1996. Mr. Ervick was President of American Tourister from June 1995 until September 1996. From 1990 through 1995, he was Vice President of Sales for the Chiquita Brands International, Inc. and prior to 1990 spent more than 15 years in various positions at Procter & Gamble.

     D. Michael Clayton. Age 48. Mr. Clayton has been General Counsel of Samsonite since 1985 and Vice President - Legal since 1989. Mr. Clayton joined Samsonite in 1974.

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors of the Company (the "Committee") reviews and approves the salaries and bonuses of the executive officers of the Company as well as all grants of options to purchase shares of Common Stock and other equity-based compensation awards.


          Objectives.

     The Committee's primary objectives are to retain the best qualified people and to insure that they are properly motivated to have the Company prosper over the long term. In furtherance of the foregoing, the Committee, in establishing the components and levels of compensation for its executive officers, seeks (i) to enable the Company to attract and retain highly qualified executives and (ii) to provide financial incentives in the form of cash bonuses and equity compensation in order to align the interests of executive officers more closely with those of the stockholders of the Company and to motivate such executives to increase stockholder value by improving corporate performance and profitability.

          Employment Agreements.

     The Company has entered into employment agreements with certain of its executive officers, including each of the named executive officers listed in the Summary Compensation Table on page 33. The Committee has considered the advisability of using employment agreements and has determined that the use of employment agreements is in the best interest of the Company because it facilitates (consistent with the Committee's overall objectives) the Company's ability to attract and retain the services of the most highly qualified executive officers. The Committee has observed that the use of employment agreements by the Company has provided long-term stability to the Company's team of senior executive officers, and the Committee has determined that the practice of using employment agreements to retain the services of such senior executive officers should continue in the future. Each such employment agreement separately reflects the terms that the Committee felt were appropriate and/or necessary to retain the services of the particular executive.

          Components of Executive Compensation.

     There are two components of the Company's executive compensation program:

     .    Cash compensation.
     .    Equity compensation.

          Cash Compensation.

     Cash compensation is comprised of base salary and annual cash incentive bonuses. Since, as noted above, each of the named executive officers of the Company was a party to an employment agreement with the Company effective during the past fiscal year, their respective cash compensation levels were subject to the provisions of such employment agreements. The Committee subjectively arrived at appropriate base salary compensation levels in the process of negotiating such agreements.

     The Company offers each of its executive officers an opportunity to earn additional cash compensation in the form of annual bonuses that are awarded if the Company attains specified performance goals or if the officer satisfactorily completes certain annual projects approved by the Committee. The Committee believes that making a significant portion of executive officer compensation subject to the Company attaining specified performance goals or the successful completion of specified projects motivates the executive officers to increase their individual efforts on behalf of the Company. The Committee also believes that it is appropriate that the Company's executive officers receive lower compensation when the Company does not attain its specified performance goals and higher compensation when the Company attains such goals.

     Annual bonus amounts for the named executive officers were determined pursuant to terms provided in their respective employment agreements and, as noted above, were conditioned on the Company's attainment of specified performance goals or the officer's satisfactory completion of certain annual projects approved by the Committee.

          Equity Compensation.

     Equity compensation is comprised of stock options, restricted stock awards, and stock bonus awards. Stock option grants reflect the Committee's desire to provide a meaningful equity incentive for the executive to have the Company prosper over the long term. The Committee expects options to continue as a significant component of the executive compensation arrangements of the Company in the future. In that connection, options to purchase 804,284 shares were granted to certain Named Executive Officers of the Company as described elsewhere herein, and options to purchase 1,949,858 shares were granted to other officers and key employees of the Company and its subsidiaries in fiscal 1997.

          Chief Executive Officer Compensation

     In fiscal 1997, the compensation of Mr. Nicolosi was determined pursuant to the Nicolosi Agreement described in "Employment Contracts and Termination of Employment and Change-in-Control Arrangements." The Committee approved an annual bonus for Mr. Nicolosi for fiscal 1997 in the amount of $500,000 due to Mr. Nicolosi's significant progress in developing and beginning the implementation of strategic initiatives to improve the Company's performance.

     In fiscal 1997, the Compensation Committee of the Board of Directors consisted of:

                              R. Theodore Ammon
                              Robert H. Falk
                              Carl C. Icahn
                              Marc J. Rowan

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation paid or awarded to Richard
R. Nicolosi, Chief Executive Officer ("CEO") of the Company, Steven J. Green, former CEO, and the other four most highly compensated executive officers of the Company during the last fiscal year (collectively, the "Named Executives") for services rendered in all capacities for the last three fiscal years.

                                                                                          Long-Term Compensation
                                             Annual Compensation                                 Awards
                             ------------------------------------------------------         ------------------
                                                                          Other         Restricted
                                                                          Annual           Stock     Securities         All Other
                                              Salary         Bonus      Compensation       Awards    Underlying        Compensation
Name/Principal Position         Year(a)         ($)           ($)           ($)             ($)      Options/SARs(#)     ($)(f)
---------------------------   -----------     ------------   --------   ------------    ----------   ---------------   ------------


Richard R. Nicolosi........          1997         $425,000   $500,000   $112,500(c)      $1,095,000(d)      425,532     $  109,034
 President, CEO, and Director        1996               --         --                            --              --             --
                                     1995               --         --                            --              --             --

Steven J. Green............          1997          178,692         --       --                   --              --      2,016,253
 Former Chairman of the Board,       1996          600,000         --       --                   --       2,153,668         13,060
 President and CEO*                  1995          600,000    500,000       --                   --              --          9,026

Thomas J. Leonard..........          1997          250,000    187,500       --           709,724(e)          98,619          6,316
 President, Samsonite - the          1996          250,000    125,000                            --              --          7,260
 Americas                            1995          250,000    250,500                            --              --          6,657

Luc Van Nevel(b)...........          1997          290,980    275,000       --           709,724(e)          98,619        102,704
 President, Samsonite                1996          306,331    153,165                            --              --         31,001
 International                       1995          271,330    250,000                            --              --         22,227

Thomas R. Sandler..........          1997          200,000    220,000       --           709,724(e)          98,619          5,968
 Chief Financial Officer and         1996          150,000    100,000                            --              --          6,156
 Treasurer

Gary D. Ervick.............          1997          202,961    172,600       --                   --          82,895          8,943
 President, Samsonite                1996          114,928     61,250       --                   --              --             --
 Distributing Company                1995               --         --       --                   --              --             --

____________________________
* Effective May 15, 1996, the employment of Mr. Green as Chairman of the Board, President and CEO ceased and effective May 21, 1996 he resigned from the Board of Directors and its committees. He was succeeded as Chief Executive Officer and President by Richard R. Nicolosi.

(a)  Fiscal year ending January 31.

(b) Mr. Van Nevel's base salary is 9,000,000 Belgian francs for each of the three fiscal years ended January 31, 1997. His salary, bonuses, and all other compensation amounts, to the extent denominated in Belgian francs, have been translated to U.S. dollars at rates of 30.93, 29.38, and 33.17 francs to the U.S. dollar for the years ended January 31, 1997, 1996, and 1995, respectively.

(c) Consists of amounts paid during the year for a housing allowance at the rate of $12,500 per month.

(d) The Company issued 60,000 shares of restricted stock to Mr. Nicolosi on May 15, 1996 pursuant to the terms of his employment agreement (see "Employment Contracts and Termination of Employment and Change-in-Control Arrangements"). The market value of the stock at May 15, 1996 was $18.25 per share.

(e) Effective as of May 15, 1996, the Company entered into agreements with Messrs. Leonard, Van Nevel, and Sandler that provide for stock bonuses to each of them of 38,889 shares of common stock. The market value of the stock at May 15, 1996 was $18.25 per share. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements".

(f) Represents the following amounts paid by the Company for the benefit of the named executive:

                                                                                                        Life
                                                                                                      insurance
                                                                                      Company          premium
                                                       Relocation    Severence     contribution to    and excess
  Name                                       Year(i)   allowance      payment        401(k) Plan        medical
  ----                                       -------   ----------    ----------    ---------------    ----------
  Mr. Nicolosi........................        1997       $100,000            --             $6,250       $ 2,784


  Mr. Green...........................        1997             --    $2,000,033(ii)          4,500        11,720


  Mr. Leonard.........................        1997             --            --              4,750         1,566


  Mr. Van Nevel(iii)..................        1997             --            --                 --            --


  Mr. Sandler.........................        1997             --            --              4,750         1,218


  Mr. Ervick..........................        1997             --            --              7,958           985

  (i)    Fiscal year ending January 31.

  (ii) Consists of amounts paid during the year for severance pursuant to an employment agreement with Mr. Green. See "Employment Contracts and Termination of Employment and Change-in-Control Agreements."

  (iii) Mr. Van Nevel participates in an employee benefit arrangement available to employees of the Company located in Belgium, which combines retirement and life insurance benefits based on salary is contributed by the Company on behalf of such employees in order to purchase insurance contracts that contain both a life insurance and retirement pension provision. In fiscal 1997, $102,704 was contributed on behalf of Mr. Van Nevel.

     The following table discloses the grants of stock options during fiscal 1997 to Named Executives.

                     OPTION/SAR GRANTS IN FISCAL YEAR 1997

                                                                                                    Potential realizable
                                                                                                      value at assumed
                                                                                                    annual rates of stock
                                                                                                    price appreciation for
                                                    Individual Grants                                   option term
                        ---------------------------------------------------------------------       ---------------------
                        Number of           % of Total
                        Securities          Options/SARs       Exercise
                        Underlying          Granted to          or Base
                        Options/SARs        Employees in        Price
Name                    Granted (#)         Fiscal Year         ($/Sh)        Expiration Date         5% ($)     10% ($)
----                    ------------        ------------       --------       ---------------       ---------   ---------
Mr.  Nicolosi                425,532              15.45%          18.25          May 15, 2001       2,145,000   4,740,000

Mr. Leonard                   98,619               3.58%         10.875     February 20, 2002         364,000     828,000

Mr. Luc Van Nevel             98,619               3.58%         10.875     February 20, 2002         364,000     828,000

Mr. Sandler      Grant 1      73,964               2.69%         12.875     February 20, 2002         324,000     735,000

                 Grant 2      24,655                .89%          35.50      October 29, 2002         298,000     675,000

Mr. Ervick       Grant 1      12,895                .47%         13.875        March 28, 2002          61,000     138,000

                 Grant 2      40,000               1.45%          18.50       August 21, 2002         252,000     571,000

                 Grant 3      30,000               1.09%          41.50      January 16, 2003         423,000     961,000

     The following table discloses, for the Named Executives, information regarding stock options that were held at January 31, 1997.


                       FISCAL YEAR END OPTION/SAR VALUES



                    Number of Securities         Value of Unexercised
                 Underlying Options/SARs at   in-the-money Options/SARs
                    Fiscal Year-End (#)         at Fiscal Year End ($)
Name             Exercisable/ Unexercisable  Exercisable/Unexercisable(a)
----             --------------------------  ----------------------------

Mr. Nicolosi                      0/425,532                   0/9,043,000

Mr. Leonard                   19,724/78,895             565,000/2,258,000

Mr. Van Nevel                 19,724/78,895             565,000/2,258,000

Mr. Sandler                   23,011/75,608             427,000/1,641,000

Mr. Ervick                    18,491/64,404               412,000/758,000

(a) Total value of options based on fair market value of common stock of $39.50 as of January 31, 1997. There were no awards under long-term incentive plans, other than stock options and awards granted, to any Named Executives in fiscal 1997. The Named Executives did not acquire any shares through the exercise of options in fiscal 1997.

PENSION PLAN TABLE

     The U.S. executives are participants in the Samsonite Retirement Income Plan (the "Samsonite Pension Plan") and the Supplementary Executive Retirement Plan (the "SERP"). The Samsonite Pension Plan is a qualified defined benefit plan which provides benefits to the participants retiring at normal retirement age calculated based on years of service and average compensation (as defined by the pension plan), net of offsets for Social Security benefits. The SERP, which is a nonqualified unfunded plan, was adopted on December 1, 1995 and provides to eligible executives retirement benefits on compensation and benefits in excess of Internal Revenue Code maximums for qualified plans.

     The following table shows the estimated hypothetical annual benefits payable pursuant to the Samsonite Pension Plan and the SERP to persons retiring at their normal retirement age in 1997 in specified eligible compensation and years of service classifications.


                                         Years of Service
                         -----------------------------------------------
Remuneration                  15        20        25        30        35
------------             -------  --------  --------  --------  --------

$125,000                 $24,542  $ 32,723  $ 40,904  $ 49,084  $ 57,663

150,000                   30,167    40,223    50,279    60,334    70,788

175,000                   35,792    47,723    59,645    71,584    83,913

200,000                   41,417    55,223    69,029    82,834    97,038

225,000                   47,042    62,723    78,404    94,084   110,163

250,000                   52,667    70,223    87,779   105,334   123,288

300,000                   63,917    85,223   106,529   127,834   149,538

400,000                   75,167   100,223   125,279   150,334   175,788

450,000                   75,167   100,223   125,279   150,334   175,788

500,000                   75,167   100,223   125,279   150,334   175,788

550,000                   75,167   100,223   125,279   150,334   175,788

600,000                   75,167   100,223   125,279   150,334   175,788


     Compensation covered by the above Plans is total cash compensation paid, including any amount contributed under a Section 401(k) plan. The benefits shown above are payable on a life annuity basis and are not subject to any offset amounts.

     Mr. Nicolosi, Mr. Leonard, Mr. Sandler and Mr. Ervick have accrued 1, 12, 2 and 2 year(s), respectively, of service credit under the Samsonite Pension Plan and the SERP.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     Richard R. Nicolosi. The Company has entered into an employment agreement, effective as of May 15, 1996, with Richard R. Nicolosi (the "Nicolosi Agreement"), pursuant to which Mr. Nicolosi will serve as President and Chief Executive Officer of the Company for a two-year term commencing on the effective date of the Nicolosi Agreement.

     The Nicolosi Agreement provides Mr. Nicolosi with, among other things, an annual base salary of $600,000 and an opportunity to receive an annual incentive bonus of $500,000 (80% of which has been guaranteed for the first year) if the Company attains certain performance goals. In connection with the Nicolosi Agreement, the Company has granted Mr. Nicolosi options to purchase 425,532 shares of Common Stock at an exercise price of $18.25 per share (subject to customary antidilution adjustments). Options to purchase 186,170 shares of Common Stock (the "Series A Options") are time-vesting options and options to purchase 239,362 shares of Common Stock (the "Series B Options") subject to certain performance requirements with respect to accelerated vesting. The options have a five year term. Fifty percent (50%) of the Series A Options will vest on May 15, 1997 and the remaining fifty percent (50%) will vest on May

15, 1998, so long as Mr. Nicolosi remains continually employed by the Company through such date. All of the Series B options shall vest on April 15, 2001, so long as he remains continually employed by the Company through April 15, 2001, subject to accelerated performance based vesting as follows. The Series B Options will vest on May 15, 1998 if Mr. Nicolosi remains continually employed by the Company through such date and the average market value of the Common Stock equals or exceeds $30.00 per share in any period of 30 consecutive days prior to May 15, 1998. Notwithstanding the foregoing, if a change of control event occurs prior to May 15, 1998 and if Mr. Nicolosi remains continually employed by the Company through the date of such event, (i) all of the Series A Options will automatically vest and (ii) all of the Series B Options will vest if either (a) the average market value of the Common Stock in any period of 30 consecutive days prior to such event or (b) the market value of the Common Stock as of the date of such event, equals or exceeds $30.00 per share. During fiscal 1997, the market value of the Company's Common Stock did exceed $30.00 per share for 30 consecutive days.

     Also in connection with the performance by Mr. Nicolosi of services pursuant to the Nicolosi Agreement, the Company has agreed to issue to Mr. Nicolosi 60,000 shares of restricted Common Stock (the "Restricted Shares"). Fifty percent (50%) of the Restricted Shares will vest on May 15, 1997 and the remaining fifty percent (50%) will vest on May 15, 1998; provided that if a change of control event occurs and Mr. Nicolosi remains continually employed by the Company through the date of such event, then all Restricted Shares that have not vested will become vested as of the date of such event.

     Pursuant to a separate agreement with Mr. Nicolosi, the Company has sold and issued to Mr. Nicolosi 55,000 shares of Common Stock at a purchase price of $18.25 per share (the market price at the date of the sale), or an aggre gate purchase price of $1,003,750.

     The Nicolosi Agreement also provides Mr. Nicolosi with participation in certain employee benefit plans and arrangements on the same basis as other executive officers of the Company and contains customary provisions regarding reimbursement of legal fees and business expenses and for reimbursement of certain other expenses (including a one-time relocation allowance of $100,000 and a housing allowance at the rate of $12,500 per month), and indemnification with respect to actions taken by Mr. Nicolosi in his capacity as an officer of the Company.

     If the Company terminates Mr. Nicolosi's employment without Cause (as defined in the Nicolosi Agreement) (other than for disability), or if Mr. Nicolosi terminates his employment for Good Reason (as defined in the Nicolosi Agreement), then (1) the Company will be required to pay Mr. Nicolosi a lump sum severance payment of $1 million, (2) until Mr. Nicolosi becomes eligible for coverage under another employer's benefit plans, the Company will allow Mr. Nicolosi to continue to participate, for the remainder of the term of the Nicolosi Agreement, in all Company benefit plans, provided such participation is permissible under the general terms and provisions of those plans, (3) fifty percent (50%) of the Restricted Shares and fifty percent (50%) of the Series A Options will vest if the date of termination is on or prior to May 15, 1997 and all of the Restricted Shares and Series A Options will vest if the date of termination is after May 15, 1997 and (4) all of the Series B Options will vest if either (a) the average market value of the Common Stock in any period of 30 consecutive days prior to the date of termination or (b) the market value of the Common Stock as of the date of termination, equals or exceeds $30.00 per share; provided that if a change of control event occurs within 180 days after the date of termination and either the average market value of the Common Stock in any period of 30 consecutive days prior to such event or the market value of the Common Stock as of the date of such event, equals or exceeds $30.00 per share, all of the Restricted Shares, Series A Options and Series B Options will vest as of the date of such change of control event.

     The Nicolosi Agreement provides that during Mr. Nicolosi's employment with the Company and for a period of two years thereafter, Mr. Nicolosi will not, directly or indirectly, as a principal, officer, director, employee or in any other capacity whatsoever, without the prior written consent of the Company, engage in, or be or become interested or acquire any ownership of any kind in, or become associate with, or make loans or advance property to any person engaged in or about to engage in, any business activity which is competitive with any of the businesses engaged in by the Company in any of the geographic areas in which such businesses have been conducted by the Company during the last twelve months of his employment. Making or holding any investment in any amount in securities traded on any national securities exchange or traded in the over the counter market, provided said investments do not exceed 1% of the issued and outstanding stock of any one such corporation, will not constitute a violation of the foregoing noncompetition agreement. The Nicolosi Agreement also limits the amount of additional shares of Common Stock that Mr. Nicolosi can purchase without the consent of the Board of Directors of the Company, and it restricts him from becoming involved in proxy contests or takeover proposals and certain similar activities with respect to the Company except on behalf of the Company.

     Steven J. Green. Effective as of April 13, 1995, the Company entered into an employment agreement with Steven J. Green (the "Green Agreement") for a five-year term (the "Term"). Effective May 15, 1996, the employment of Mr. Green as Chairman of the Board, Chief Executive Officer and President ceased as he was succeeded as Chief Executive Officer by Richard R. Nicolosi. Mr. Green resigned as a Director effective May 21, 1996.

     The Green Agreement provided Mr. Green with, among other things, an annual base salary of $600,000 and an opportunity to receive an annual incentive bonus of $500,000 if the Company attains certain performance goals. In connection with the Green Agreement, the Company granted Mr. Green options to purchase 500,000 shares of Common Stock at an exercise price of $24.85 per share, as adjusted by the terms of the option agreement for the spinoff transaction in fiscal 1996, and options to purchase 1,000,000 shares of Common Stock at an exercise price of $32.85 per share, as adjusted by the terms of the option agreement for the spinoff transaction in fiscal 1996 (collectively, the "New Options"). The option agreement provided the New Options to become exercisable on an accelerated basis if the Company attained certain performance goals related to the Company's consolidated earnings before interest and income taxes; otherwise the New Options were to vest on February 1, 2005 if Mr. Green remained continually employed by the Company. Options for 300,000 shares lapsed as of January 31, 1996 and the remaining options for 1,200,000 shares became exercisable upon Mr. Green's cessation of employment. Such options were exercised on February 11, 1997.

     Also in connection with the performance by Mr. Green of services pursuant to the Green Agreement, Mr. Green purchased from the Company 425,532 shares of Common Stock (the "Purchased Shares") at a price of $23.50 per share (the market price per share of the Common Stock on the date that an agreement in principle was reached) in exchange for his $10 million promissory note (the "Promissory Note") which was paid in October 1996.

     The Green Agreement also provided Mr. Green with participation in certain employee benefit plans and arrangements on the same basis as other executive officers of the Company and contains customary provisions regarding reimbursement of legal fees and other business expenses, and indemnification with respect to actions taken by Mr. Green in his capacity as an officer of the Company.

     Under a previous agreement (the "Prior Green Agreement"), Mr. Green was granted 463,918 shares of restricted Common Stock (the "Restricted Stock") and options to purchase 840,430 shares of Common Stock at an exercise price of $20.25 per share (the "Old Options"). Pursuant to the Green Agreement, all the Restricted Stock and 7/9ths (653,668 shares) of the Old Options vested on the effective date of the Green Agreement. Such amounts of Restricted Stock and Old Options are equal to the amounts of Restricted Stock and Old Options that would have vested under the Prior Green Agreement as of June 1995, assuming in the case of the Old Options that the performance goals under the Prior Green Agreement were satisfied. The 2/9ths balance of the Old Options have been canceled. The option price of $20.25 for the old options was adjusted to $11.87 per share in fiscal 1996 for the spinoff transaction. Such options were exercised on February 11, 1997.

     Upon certain types of termination of Mr. Green's employment with the Company (e.g., a termination by the Company for any reason other than Cause (as defined in the Green Agreement) or a termination by Mr. Green constituting Good Reason (as defined in the Green Agreement)), the Green Agreement provided for certain severance benefits including (i) a lump sum payment (discounted to reflect accelerated payment) in lieu of the incentive bonus equal to the lesser of (A) the aggregate incentive bonus payable in respect of each fiscal year remaining in the term of the Green Agreement and (B) $1,000,000 and (ii) a lump sum payment (discounted to reflect accelerated payment) equal to the lesser of
(C) the aggregate amount of all remaining salary payments for the remainder of the term of the Green Agreement and (D) the annual base salary in effect as of the date of termination multiplied by two. In addition, Mr. Green is entitled to continue receiving employee benefits under each employee benefit plan of the Company in which he participates as of the date of termination of employment until the earlier to occur of (i) the last day of the term of the Green Agreement and (ii) the second anniversary of the date of termination of employment. Moreover, upon such termination of Mr. Green's employment, all the options granted in connection with the Green Agreement became immediately and fully exercisable except those options that did not become vested because the applicable performance goals had not been attained. Mr. Green was paid severance of $2,000,033 under these terms of the Green Agreement.

     The Green Agreement contains confidentiality and noncompetition provisions that prevent Mr. Green from disclosing confidential information about the Company and from competing with the Company during the term of his employment and for two years following termination of his employment. The Green Agreement also limits the amount of additional shares of Common Stock that Mr. Green can purchase without the consent of the Board of Directors of the Company, and it restricts him from becoming involved in proxy contests or takeover proposals and certain similar activities with respect to the Company except on behalf of the Company.

     Thomas J. Leonard. The Company has entered into an employment agreement (the "Leonard Agreement") with Mr. Leonard, effective as of April 18, 1995. Pursuant to the Leonard Agreement, Mr. Leonard will serve as executive of the Company for a five-year term expiring on April 17, 2000. The Leonard Agreement provides for an annual salary of $250,000, adjusted annually for Consumer Price Index increases, with no adjustment for decreases. Mr. Leonard is eligible to receive an incentive bonus of up to 120% of his annual salary if the Company attains certain performance goals. Up to 50% of this incentive bonus is payable if Mr. Leonard satisfactorily completes certain annual projects prescribed by the Board. For fiscal 1998, the Committee has approved an increase in the maximum achievable incentive bonus to as much as 200% of annual salary provided certain Company-wide performance levels are achieved. The Leonard Agreement provides for participation in all Company pension, welfare, savings, and other benefit and insurance plans on the same basis as other executive officers. The Leonard Agreement provides that if the Company terminates Mr. Leonard's employment without Cause (as defined in the Leonard Agreement), or if Mr. Leonard terminates his employment for Good Reason (as defined in the agreement), then (1) the Company will be required to pay Mr. Leonard an amount equal to the greater of (a) $500,000 or (b) the product of $41,667 times the lesser of 18 or the number of months remaining in the term of the Leonard Agreement and (2) until Mr. Leonard becomes eligible for coverage under another employer's benefit plans, the Company will allow Mr. Leonard to continue to participate, for the number of years remaining in the term of the Leonard Agreement, in all Company benefit plans, provided such participation is permissible under the general terms and provisions of those plans. The Leonard Agreement provides that in the event the agreement continues in effect until the end of its term, and the Company has not offered continued employment to Mr. Leonard on substantially similar terms or the parties otherwise fail to reach a mutual agreement for an extension of Mr. Leonard's employment, the Company will be required to pay Mr. Leonard $250,000. The Leonard Agreement contains customary provisions regarding reimbursement of legal fees and certain other expenses, and indemnification with respect to actions taken by Mr. Leonard in his capacity as an officer of the Company. The Leonard Agreement provides that during Mr. Leonard's employment with the Company and for a period of one year thereafter, Mr. Leonard will not, directly or indirectly, as a principal, officer, director, employee or in any other capacity whatsoever, without the prior written consent of the Company, engage in, or be or become interested or acquire any ownership of any kind in, or become associated with, or make loans or advance property to any person engaged in or about to engage in, any business activity which is competitive with any of the businesses then engaged in by the Company in any of the geographic areas in which such businesses have been conducted by the Company during the last twelve months of his employment. Making or holding any investment in any amount in securities traded on any national securities exchange or traded in the over-the-counter market, provided said investments do not exceed 1% of the issued and outstanding stock of any one such corporation, will not constitute a violation of the foregoing noncompetition agreement.

     On February 20, 1996, Mr. Leonard was granted options under the Company's 1995 Stock Option and Incentive Award Plan to purchase 98,619 shares of the Company's Common Stock at a price of $10.875 per share, the market price per share of Common Stock at the date of grant. The options have a six-year term. The options are exercisable 20% at the date of grant with the remaining options becoming exercisable ratably over a four-year period from the date of the grant.

     Effective as of May 15, 1996, the Company entered into an agreement with Mr. Leonard that provides for a stock bonus of 38,889 shares of Common Stock (the "Bonus Shares"), payable if Mr. Leonard remains continually employed by the Company through the earlier of the third anniversary of the date of the agreement and the first anniversary of a change of control event; provided that if Mr. Leonard's employment is terminated prior to such date (i) due to death,
(ii) by the Company other than for "Cause or disability", as defined, or (iii) by the executive for Good Reason, as defined, then notwithstanding such termination of employment, such bonus shall be payable not later than 30 days following such termination, and the Company will have the option of making such payment either in the form of Bonus Shares or in cash in an amount equal to the market value of the Bonus Shares at the time. The agreements also provide that if a change of control event occurs, all options to purchase Common Stock previously granted to Mr. Leonard shall vest on the first anniversary of the date on which such event occurs (to the extent such options shall not have otherwise vested as of such first anniversary date), so long as Mr. Leonard remains continually employed by the Company through such first anniversary date.

     Luc Van Nevel. The Company has entered into an Executive Management Agreement, as amended, effective May 1, 1994 (the "Management Agreement") with Mr. Luc Van Nevel for a term commencing on January 1, 1990 and continuing at the pleasure of the Company's Board of Directors in accordance with its bylaws or until the first to occur of Mr. Van Nevel's resignation, removal, death or disability. Under the Management Agreement, Mr. Van Nevel agrees to devote all necessary business time, energy and skill to the affairs of the Company, except for time devoted to the affairs of the Company's subsidiaries. The Management Agreement provides for annual salary and expenses of $115,000. The Management Agreement provides that upon Mr. Van Nevel's death, Termination for Cause or Voluntary Termination (each as defined in the Management Agreement), the Company will be required to pay Mr. Van Nevel all accrued salary and appropriate business expenses to the date of death or termination. In the event of Mr. Van Nevel's disability which renders him incapable of performing his duties for a period of more than one month, the Company may terminate Mr. Van Nevel's employment after paying Mr. Van Nevel all accrued salary and appropriate business expenses. Upon Termination Other Than for Cause (as defined in the Management Agreement), the Company will be required to pay Mr. Van Nevel (a) all accrued salary and appropriate business expenses to the date of termination and
(b) severance compensation in an amount equal to Mr. Van Nevel's one month salary. The Management Agreement provides that during Mr. Van Nevel's employment with the Company and for a period of two years after his employment with the Company ends, he will not, either alone or in any capacity with another firm (i) in any way interfere or attempt to interfere with the Company's relationships with any of its current or potential customers in the United States or Europe,
(ii) employ or attempt to employ any of the then employees of the Company on behalf of any other competing entity in the United States or Europe or (iii) directly or indirectly engage in the manufacturing or marketing of any product, device or process which the Company manufactured or marketed as of the date his employment with the Company ends, or any product, device or process substantially similar thereto, or having substantially the same use as such product, device or process, or competitive therewith in the United States or Europe. Owning, as an inactive investor, securities in any competitor corporation listed on a national securities exchange or publicly traded in the over-the-counter market, provided said investments do not exceed 1% of the voting stock of such corporation, will not constitute a violation of the foregoing noncompetition agreement. In January 1990, Samsonite Europe N.V. entered into a Consulting Agreement (the "Consulting Agreement") with Mr. Van Nevel agreeing to retain Mr. Van Nevel as a consultant to perform day-to-day management of Samsonite Europe N.V. In January 1992, the Consulting Agreement was amended to provide for an increase in the total annual salary and expenses to be paid under the Consulting Agreement and the Management Agreement equal to BF9,000,000, which, at the time, was approximately equal to $250,000. For fiscal 1998, the Committee has approved a maximum achievable incentive bonus of up to 200% of salary if certain Company-wide performance levels are achieved.

     On February 20, 1996, Mr. Van Nevel was granted options under the Company's 1995 Stock Option and Incentive Award Plan to purchase 98,619 shares of the Company's Common Stock at a price of $10.875 per share, the market price per share of Common Stock at the date of grant. The options have a six-year term. The options are exercisable 20% at the date of grant with the remaining options becoming exercisable ratably over a four-year period from the date of the grant.

     Effective as of May 15, 1996, the Company entered into an agreement with Mr. Van Nevel that provides for a stock bonus of 38,889 shares of Common Stock (the "Bonus Shares"), payable if Mr. Van Nevel remains continually employed by the Company through the earlier of the third anniversary of the date of the agreement and the first anniversary of a change of control event; provided that if Mr. Van Nevel's employment is terminated prior to such date (i) due to death,
(ii) by the Company other than for "Cause or disability", as defined, or (iii) by the executive for Good Reason, as defined, then notwithstanding such termination of employment, such bonus shall be payable not later than 30 days following such termination, and the Company will have the option of making such payment either in the form of Bonus Shares or in cash in an amount equal to the market value of the Bonus Shares at the time. The agreement also provides that if a change of control event occurs, all options to purchase Common Stock previously granted to Mr. Van Nevel shall vest on the first anniversary of the date on which such event occurs (to the extent such options shall not have otherwise vested as of such first anniversary date), so long as Mr. Van Nevel remains continually employed by the Company through such first anniversary date.

     Thomas R. Sandler. The Company has entered into an employment agreement (the "Sandler Agreement"), with Mr. Sandler, effective as of May 1, 1995. Pursuant to the Agreement, Mr. Sandler will serve as the Chief Financial Officer of the Company for a five-year term expiring April 30, 2000. The Sandler Agreement provides for an annual salary of $200,000, which may be increased (but not decreased) by the Company at its discretion. Mr. Sandler is entitled to receive an incentive bonus of up to 120% of his annual salary if the Company attains certain performance goals. Up to 50% of this incentive bonus is payable if Mr. Sandler satisfactorily completes certain annual projects prescribed by the Board. For fiscal 1998, the Committee has approved a maximum achievable incentive bonus of up to 200% of salary if certain Company-wide performance levels are achieved. The Sandler Agreement provides for participation in all Company pension, welfare, savings, and other benefit and insurance plans on the same basis as other executive officers. The Sandler Agreement provides that if the Company terminates Mr. Sandler's employment without Cause (as defined in the Sandler Agreement), or if Mr. Sandler terminates his employment for Good Reason (as defined in the agreement), then (1) the Company will be required to pay Mr. Sandler an amount equal to the greater of (a) $400,000 or (b) the product of $33,333 times the lesser of 18 or the number of months remaining in the term of the Sandler Agreement and (2) until Mr. Sandler becomes eligible for coverage under another employer's benefit plans, the Company will allow Mr. Sandler to continue to participate, for the number of years remaining in the term of the Sandler Agreement, in all Company benefit plans, provided such participation is permissible under the general terms and provisions of those plans. The Sandler Agreement provides that in the event the agreement continues in effect until the end of its term, and the Company has not offered continued employment to Mr. Sandler on substantially similar terms or the parties otherwise fail to reach a mutual agreement for an extension of Mr. Sandler's employment, the Company will be required to pay Mr. Sandler $200,000. The Sandler Agreement contains customary provisions regarding reimbursement of legal fees and certain other expenses, and indemnification with respect to actions taken by Mr. Sandler in his capacity as an officer of the Company. The Sandler Agreement provides that during Mr. Sandler's employment with the Company and for a period of one year thereafter, Mr. Sandler will not, directly or indirectly, as a principal, officer, director, employee or in any other capacity whatsoever, without the prior written consent of the Company, engage in, or be or become interested or acquire any ownership of any kind in, or become associated with, or make loans or advance property to any person engaged in or about to engage in, any business activity which is competitive with any of the businesses then engaged in by the Company in any of the geographic areas in which such businesses have been conducted by the Company during the last twelve months of his employment. Making or holding any investment in any amount in securities traded on any national securities exchange or traded in the over the counter market, provided said investments do not exceed 1% of the issued and outstanding stock of any one such corporation, will not constitute a violation of the foregoing noncompetition agreement.

     On February 20, 1996, Mr. Sandler was granted options under the Company's 1995 Stock Option and Incentive Award Plan to purchase 73,964 shares of the Company's Common Stock at a price of $12.875 per share, a price above the market value at the date of grant. The options have a six-year term. The options are exercisable 20% at the date of grant with the remaining options becoming exercisable ratably over a four-year period from the date of the grant. On October 29, 1996, Mr. Sandler was granted options under the 1995 Plan to purchase 24,655 shares of the Company's Common Stock at a price of $35.50 per share, the market value at the date of grant. The options have a six-year term. One third of the options are exercisable beginning January 31, 1997 with the remaining options becoming exercisable ratably over a two-year period from January 31, 1997. With respect to the October 29, 1996 grant of options, (i) if a change in control event occurs, the options shall vest on the one-year anniversary of the change in control event, provided that Mr. Sandler remains employed through such date; and (ii) if Mr. Sandler's employment is terminated by the Company without Cause or by Mr. Sandler for Good Reason, all unvested options shall vest.

     Effective as of May 15, 1996, the Company entered into an agreement with Mr. Sandler that provides for a stock bonus of 38,889 shares of Common Stock (the "Bonus Shares"), payable if Mr. Sandler remains continually employed by the Company through the earlier of the third anniversary of the date of the agreement and the first anniversary of a change of control event; provided that if Mr. Sandler's employment is terminated prior to such date (i) due to death,
(ii) by the Company other than for "Cause or disability", as defined, or (iii) by the executive for Good Reason, as defined, then notwithstanding such termination of employment, such bonus shall be payable not later than 30 days following such termination, and the Company will have the option of making such payment either in the form of Bonus Shares or in cash in an amount equal to the market value of the Bonus Shares at the time. The agreement also provides that if a change of control event occurs, all options to purchase Common Stock granted to Mr. Sandler prior to May 15, 1996 shall vest on the first anniversary of the date on which such event occurs (to the extent such options shall not have otherwise vested as of such first anniversary date), so long as Mr. Sandler remains continually employed by the Company through such first anniversary date.

     Gary D. Ervick. The Company has entered into an employment agreement (the "Ervick Agreement") with Mr. Ervick, effective as of September 10, 1996. Pursuant to the Ervick Agreement, Mr. Ervick will serve as executive of the Company for a three-year term expiring on September 9, 1999. The Ervick Agreement provides for an annual salary of $212,000, which may be increased (but not decreased) by the Company at its discretion. Mr. Ervick is eligible to receive an incentive bonus of up to 90% of base annual salary, if the Company attains certain performance goals. Up to 50% of this incentive bonus is payable if Mr. Ervick satisfactorily completes certain annual projects prescribed by the

Board. For fiscal 1998, the Committee has approved a maximum achievable incentive bonus of up to 150% of salary if certain Company-wide performance levels are achieved. The Ervick Agreement provides for participation in all Company pension, welfare, savings, and other benefit and insurance plans on the same basis as other executive officers. The Ervick Agreement provides that if the Company terminates Mr. Ervick's employment without Cause (as defined in the Ervick Agreement), or if Mr. Ervick terminates his employment for Good Reason (as defined in the agreement), then (i) the Company will be required to pay Mr. Ervick an amount equal to 200% of his annual base salary plus a pro-rata portion of any incentive bonus which would have been payable for that portion of the fiscal year preceding the date of termination; and (ii) the Company will allow Mr. Ervick to continue to participate, for a period not to exceed six months, in all Company benefit plans to the same extent and upon the same terms as Mr. Ervick participated in such plans immediately prior to the termination of his employment, provided such participation is permissible under the general terms and provisions of those plans. The Ervick Agreement provides that in the event the agreement continues in effect until the end of its term, and the Company has not offered continued employment to Mr. Ervick on substantially similar terms or the parties otherwise fail to reach a mutual agreement for an extension of Mr. Ervick's employment, the Company will be required to pay Mr. Ervick a sum equal to 200% of his annual base salary. The Ervick Agreement contains customary provisions regarding reimbursement of legal fees and certain other expenses, and indemnification with respect to actions taken by Mr. Ervick in his capacity as an officer of the Company. The Ervick Agreement provides that during Mr. Ervick's employment with the Company and for a period of one year thereafter, Mr. Ervick will not, directly or indirectly, as a principal, officer, director, employee or in any other capacity whatsoever, without the prior written consent of the Company, engage in, or be or become interested or acquire any ownership of any kind in, or become associated with, or make loans or advance property to any person engaged in or about to engage in, any business activity that is in substantial competition, as defined by the Ervick Agreement, with any of the businesses then engaged in by the Company in any of the geographic areas in which such businesses have been conducted by the Company during the last twelve months of his employment. Making or holding any investment in any amount in securities traded on any national securities exchange or traded in the over-the-counter market, provided said investments do not exceed 1% of the issued and outstanding stock of any one such corporation, will not constitute a violation of the foregoing noncompetition agreement.

     On March 28, 1996, Mr. Ervick was granted options under the Company's 1995 Stock Option and Incentive Award Plan (the "1995 Plan") to purchase 12,895 shares of the Company's Common Stock at a price of $10.875 per share, the market price per share of Common Stock at the date of grant. The options have a six-year term. The options are exercisable 20% at the date of grant with the remaining options becoming exercisable ratably over a four-year period from the date of the grant. On August 21, 1996, Mr. Ervick was granted options under the 1995 Plan to purchase 40,000 shares of the Company's Common Stock at a price of $18.50 per share, the market value at the date of grant. The options have a six-year term with one third becoming exercisable on January 31, 1997 and the remaining options becoming exercisable ratably over a two-year period beginning January 31, 1997. On January 16, 1997, Mr. Ervick was granted options under the 1995 Plan to purchase 30,000 shares of the Company's Common Stock at a price of $41.50 per share, the market value at the date of grant. The options have a six-year term and become exercisable ratably in thirds over a three-year period beginning on the date of the grant. For the options granted in August 21, 1996 and January 16, 1997, (i) if a change in control event occurs, the options shall vest on the one year anniversary of the change in control event, provided that Mr. Ervick remains employed through such dates; and (ii) if Mr. Ervick's employment is terminated by the Company without Cause or by Mr. Ervick for Good Reason, all unvested options shall vest.

1995 STOCK OPTION AND INCENTIVE AWARD PLAN

     In fiscal 1997, the Company increased the number of shares reserved for issuance under the 1995 Stock Option and Award Plan (as Amended in 1996) ("the 1995 Plan") to 2,550,000 shares for the issuance of options as determined by the Compensation Committee of the Board of Directors. The 1995 Plan provides for the issuance of a variety of awards, including tax qualified incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards or other forms of awards consistent with the purposes of the plan. Incentive stock options must be issued at exercise prices no less than the fair market value of the Common Stock at the date of the grant. Nonqualified options may be granted at exercise prices at or below the market value, but not at less than 50% of the market value of the Common Stock at the date of the grant. Options granted under the 1995 Plan will vest over a period of not more than ten years as determined by the Compensation Committee.

     At January 31, 1997, options for 2,299,872 shares were outstanding to various executive officers and other employees under the 1995 Plan at option exercise prices ranging from $10.875 to $42.75 per share, which prices were greater than or equal to the market value of the Common Stock as of the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No current or former officer of the Company served as a member of the Compensation Committee.

PERFORMANCE GRAPH

     The performance graph below compares the cumulative total return to stockholders on June 24, 1994, the date on which the Common Stock was first traded publicly through January 31, 1997, for a holder of Common Stock against the cumulative total return of the Standard & Poor's Midcap 400 Index ("S&P Midcap 400") and a group of peer companies over the same period. However, in reviewing this graph, stockholders should keep in mind the possible effect that the limited trading in the Common Stock may have on the price of such stock and the fact that, in the Company's judgment, there are no directly comparable companies which are publicly traded. The decline in the value of the Company's Common Stock in fiscal 1996 can be partially attributed to the spinoff of Culligan Water Technologies, Inc. on September 12, 1995. The stock price performance depicted in the performance graph is not necessarily indicative of future stock price performance.

     The performance graph assumes $100 was invested on June 24, 1994 and is based on an opening price for the Common Stock of $20.25 per share on June 24, 1994 and closing prices for the S&P Midcap 400 and the common stock of the members of the industry peer group on June 23, 1994. The cumulative total stockholder return is based on share price appreciation plus dividends. The performance data is presented in the graph and in the table which follows the graph.


                     [GRAPH WITH PLOT POINTS APPEARS HERE]



                  June 24, 1994  January 31, 1995  January 31, 1996  January 31, 1997
-------------------------------------------------------------------------------------
Samsonite                  $100              $116              $ 46              $195
-------------------------------------------------------------------------------------
S&P Midcap 400             $100              $105              $137              $168
-------------------------------------------------------------------------------------
Peer Group                 $100              $116              $115              $136
-------------------------------------------------------------------------------------

     The peer group consists of the following publicly-held branded consumer durables manufacturers: The Coleman Company, Inc., Sunbeam Corporation, The Black & Decker Corporation, Premark International Inc., Rubbermaid Incorporated and Toastmaster Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information about persons known to the Company to be the beneficial owner of more that 5% of the Common Stock, and as to the beneficial ownership of the Common Stock by each of the Company's directors and executive officers and all of the Company's directors and executive officers as a group, as of March 31, 1997. Except as otherwise indicated, to the knowledge of the Company, the persons identified below have sole voting and sole investment power with respect to shares they own of record.


                                                             Number of Shares
      Name and Address of Beneficial Owner                  Beneficially Owned          Percent
      ------------------------------------                  ------------------          -------
Apollo Investment Fund, L.P.
        c/o Apollo Advisors, L.P.
        2 Manhattan Road
        Purchase, New York 10577

and

Lion Advisors, L.P.                                         7,334,859 (1)               36.08%
        1301 Avenue of the Americas, 38th Floor
        New York, NY 10019

FMR Corp.                                                   2,540,000                   12.50%
        82 Devonshire Street
        Boston, MA  02109

Leon G. Cooperman                                           1,028,412 (2)                5.06%
        c/o Omega Advisors, Inc.
        Wall Street Plaza, 31st Floor
        88 Pine Street
        New York, New York 10005

Richard R. Nicolosi                                           406,375 (3)                2.00%
        c/o Samsonite Corporation
        11200 East 45th Avenue
        Denver, Colorado 80239

Mark H. Rachesky                                               75,184                      *
        Mark Capital Partners
        335 Madison Avenue, 26th Floor
        New York, New York 10017

John P. Murtagh                                                71,000 (4)                  *
        c/o Samsonite Corporation
        11200 East 45th Avenue
        Denver, Colorado 80239

Luc Van Nevel                                                  41,448 (5)                  *
        c/o Samsonite Europe N.V.
        Westerring 17
        B-9700 Oudenaarde, Belgium

Thomas J. Leonard                                              40,163 (5)                  *
        c/o Samsonite Corporation
        11200 East 45th Avenue
        Denver, Colorado 80239


                                                             Number of Shares
      Name and Address of Beneficial Owner                  Beneficially Owned          Percent
      ------------------------------------                  ------------------          -------
Thomas R. Sandler                                              39,304 (6)                    *
        c/o Samsonite Corporation
        11200 East 45th Avenue
        Denver, Colorado 80239

Robert P. Baird, Jr.                                           38,833 (7)                    *
        c/o Samsonite Corporation
        11200 East 45th Avenue
        Denver, Colorado 80239

James E. Barch                                                 38,333 (7)                    *
        c/o Samsonite Corporation
        11200 East 45th Avenue
        Denver, Colorado 80239

Karlheinz Tretter                                              33,446 (8)                    *
        c/o Samsonite Europe N.V.
        Westerring 17
        B-9700 Oudenaarde, Belgium

Gary D. Ervick                                                 23,771 (9)                    *
        c/o Samsonite Corporation
        11200 East 45th Avenue
        Denver, Colorado 80239

D. Michael Clayton                                              4,031 (10)                   *
        c/o Samsonite Corporation
        11200 East 45th Avenue
        Denver, Colorado 80239

Bernard Attal                                                     298                        *
        1301 Sixth Avenue, 38th Floor
        New York, New York 10019

R. Theodore Ammon                                                 184                        *
        Big Flower Press Holdings, Inc.
        3 E. 54th Street, 19th Floor
        New York, New York 10022

Leon D. Black                                                     184 (11)                   *
        1301 Avenue of the Americas, 38th Floor
        New York, NY 10019

Robert H. Falk                                                    184 (11)                   *
        1301 Avenue of the Americas, 38th Floor
        New York, NY 10019

Robert L. Rosen                                                   184                        *
        RLR Partners, L.P.
        825 Third Avenue, 40th Floor
        New York, New York 10022

Marc J. Rowan                                                     184 (11)                   *
        1301 Avenue of the Americas, 38th Floor
        New York, NY 10019


                                                             Number of Shares
      Name and Address of Beneficial Owner                  Beneficially Owned          Percent
      ------------------------------------                  ------------------          -------
 Stephen J. Solarz                                                       135                *
    APCO Associates, Inc.
    1615 L Street, N.W., Suite 900
    Washington, DC  20036

 All Directors and Executive Officers as a group                     813,241 (12)        3.93%


 *Less than 1.0%

 (1) Includes 3,668,163 shares held by Apollo Investment Fund, L.P. ("Apollo") and 3,666,696 shares beneficially held by Lion Advisors, L.P. ("Lion") on behalf of an investment account under management over which Lion has exclusive investment, voting and dispositive power. Lion is affiliated with Apollo Advisors, L.P., the general partner of Apollo Investments.

 (2) Includes shares purchased by Omega Capital Partners (317,712 shares), Omega Institutional Partners, L.P. (21,100 shares), Omega Overseas Partners Ltd. (453,700 shares), Omega Equity Partners, L.P. (25,600 shares) and Omega Advisors, Inc. (210,300 shares), each of which entities is controlled by Mr. Cooperman.

 (3) Includes 60,000 shares of restricted Common Stock issued to Mr. Nicolosi in connection with his employment arrangement. Includes options to purchase 93,085 shares of Common Stock exercisable within 60 days of March 31, 1997.

 (4) Includes options to purchase 50,000 shares of Common Stock exercisable as of March 31, 1997.

 (5) Includes options to purchase 39,448 shares of Common Stock exercisable as of March 31, 1997.

 (6) Includes options to purchase 37,804 shares of Common Stock exercisable as of March 31, 1997.

 (7) Includes options to purchase 33,333 shares of Common Stock exercisable as of March 31, 1997.

 (8) Includes options to purchase 32,446 shares of Common Stock exercisable as of March 31, 1997.

 (9) Includes options to purchase 18,491 shares of Common Stock exercisable as of March 31, 1997.

 (10) Includes options to purchase 3,831 shares of Common Stock exercisable as of March 31, 1997.

 (11) Includes shares issued under the Directors Stock Plan. Does not include shares held by Apollo or Lion. Each of Messrs. Falk and Rowan, directors of the Company, together with Mr. Black, a director of the Company, who is also a director of Apollo Capital Management, Inc., the general partner of Apollo Advisors, L.P., and of Lion Capital Management, Inc., the general partner of Lion, disclaims beneficial ownership of the securities held by Apollo and Lion.

 (12) Excludes shares listed above for Apollo Investment Fund, L.P., and Lion Advisors, L.P. If such shares were included, the aggregate number of shares beneficially owned by all directors and executive officers as a group would be 8,148,100, representing 39.35%.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     As described in note 13 to the consolidated financial statements included in the Company's 1997 Annual Report on Form 10K, the Company settled for $200,000 a claim against the Company by Apollo Investment Fund, L.P. ("Apollo") and an affiliate of Apollo. Apollo and its affiliates own 36.08% of the Company's issued and outstanding common stock as of March 31, 1997 (45.75% at January 31, 1997).

OTHER MATTERS

     The Board knows of no other business which will be presented at the Meeting. If other matters properly come before the Meeting, the persons named as proxy holders will vote on them in accordance with their best judgment.

     The costs of this solicitation of proxies will be borne by the Company. In addition to the use of the mails, some of the officers or agents of the Company may solicit proxies by telephone. The Company will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of Common Stock held of record by such persons and may verify the accuracy or marked proxies by contacting record and beneficial owners of the Common Stock. The Company will reimburse such persons for their reasonable expenses incurred in forwarding such soliciting materials.

P                        SAMSONITE CORPORATION
R                   11200 EAST 45TH AVENUE, DENVER,
O                          COLORADO 80239
X    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Y                      FOR THE ANNUAL MEETING ON
                             JUNE 26, 1997

     The undersigned shareholder hereby appoints Richard H. Wiley and John P. Murtagh, and each of them, proxies, with the powers the undersigned would possess if personally present and with full power of substitution, to vote all common shares of the undersigned in Samsonite Corporation at the annual meeting of stockholders to be held in Auditorium A on the Fifth Floor at the offices of Bear, Stearns & Co., Inc. located at 245 Park Avenue in New York, New York, at 10:00 A.M. local time, on June 26, 1997, and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the other side of this card. IF NO DIRECTIONS ARE GIVEN, THE EXECUTED PROXIES WILL VOTE FOR PROPOSALS 1 AND 2 AND, AT THEIR DISCRETION, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.
                                                         --------------
    CONTINUED AND TO BE SIGNED ON REVERSE SIDE             SEE REVERSE
                                                              SIDE
                                                         --------------
(Front Side)



[X]   Please mark
      votes as in
      this example


        ---------------------------------------------------------------
        The Board of Directors recommends a vote FOR Proposals 1, and 2
        ---------------------------------------------------------------


1.  Election of Directors                    2.  Approval to ratify and approve
    NOMINEES:  R. THEODORE AMMON,                the appointment of KPMG Peat
               ROBERT H. FALK, AND               Marwick LLP as independent
               MARK H. RACHESKY                  auditors of the Company and its
                                                 subsidiaries for the Company's
      FOR         WITHHELD                       fiscal year ending January 31,
      [_]           [_]                          1998.


[_] ___________________________________      MARK HERE    [_]
For all nominees except as noted above.      FOR ADDRESS
                                             CHANGE AND
                                             NOTE AT LEFT

                                             Please sign this proxy and return
                                             it promptly whether or not you plan
                                             to attend the meeting. If shares
                                             are registered in the names of
                                             joint tenants for trustees, each
                                             tenant or trustee should sign. If
                                             signing for a corporation or
                                             partnership or as agent, attorney
                                             or fiduciary, indicate the capacity
                                             in which you are signing. If you do
                                             attend the meeting and decide to
                                             vote by ballot, such vote will
                                             supersede this proxy.



__________________________ ____________ __________________________ ____________
Signature                  Date         Signature                  Date

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